UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 4, 2020

ADVANZEON SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9927	95-2594724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 W. Busch Blvd., Suite 701, Tampa, FL.	33618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   813.517.8484

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CHCR	OTCBB

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Item 1.03 Bankruptcy or Receivership.

On September 4, 2020, in a matter entitled Dr. Jerry Katzman v. Comprehensive Care Corporation n/k/a/ Advanzeon Solutions, Inc. a receiver was appointed for Advanzion Solution, Inc. ( the “Company”). The order granting the Plaintiff’s motion for appointment of a receiver was issued in the Circuit Court of the 13th Judicial Circuit in and for Hillsborough County Florida, Case number 12-002570-Division L. The name of the receiver is Burton W. Wiand.

On September 7, 2020, the Company filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Florida, Tampa Division, Case number 8:20-bk-6764. Also, on September 7, 2020, the Company filed a Notice of Case Under Chapter 11 of the United States Bankruptcy Code and Notice of Automatic Stay with the Circuit Court of the 13th Judicial District in and for Hillsborough County, Florida.

The Company will continue to operate its business as “debtor-in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVANZEON SOLUTIONS, INC
DATE: September 11, , 2020
	By:	/s/ Clark A. Marcus
Clark A. Marcus, Chief Executive Officer

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